National Health Investors Investor Update August 6, 2025 CountryHouse in Elkhorn operated by Agemark Senior Living

Disclaimers This presentation, as well as information included in oral statements made, or to be made, by our senior management contain forward- looking statements that are based on current expectations, estimates, beliefs and assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. While we may elect to update these forward-looking statements at some point in the future, we disclaim any obligation to do so, except as may be required by law, even if our estimates or assumptions change. In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements. Factors which could cause our actual results to be materially different from those in or implied by the forward looking statements we make, many of which are beyond our control, include, among other things, the operating success of our managers, tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities; risks associated with pandemics, epidemics or outbreak; the risk that the cash flows of our tenants, managers and borrowers may be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; operational risks with respect to our senior housing operating portfolio structured communities; risks related to our ability to maintain the privacy and security of Company information; our ability to continue to qualify for taxation as a real estate investment trust; and other risks which are described under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2024 and under the heading “Risk Factors” in Item 1A in our Form 10-Q for the quarter ended June 30, 2025. In this presentation we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. Reconciliations to certain non-GAAP measures can be found at the end of this presentation, in the Company’s quarterly supplementals which can be found on our website at www.nhireit.com, and in our quarterly Form 10-Q filings and annual Form 10-K filing. Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous. 2

Overview of Second Quarter 2025

NATIONAL HEALTH INVESTORS

Summary of Quarterly Financial Results [1]

(in thousands except per share and percentages)	Q2 2024	Q1 2025	Q2 2025
Net Income per diluted share	$0.81	$0.74	$0.79
NAREIT FFO per diluted share	$1.18	$1.14	$1.19
Normalized FFO per share	$1.18	$1.15	$1.22
Funds Available for Distribution (FAD)	$51,779	$56,001	$55,957
Diluted shares outstanding	43,563	45,879	46,822
FAD Payout Ratio	75.5%	74.9%	76.3%
SHOP NOI	$2,953	$3,086	$3,821
SHOP NOI Margin	22.1%	22.1%	26.9%



[1] Refer to Appendix for definitions and relevant non-GAAP reconciliations

Key Operating and Balance Sheet Highlights

Real Estate Investments

- Lease revenue excluding straight-line, lease amortization, and escrow reimbursement revenue of $67.0 million in Q2 2025 increased 7.3% compared to Q2 2024 and increased 2.7% compared to Q1 2025. The prior year period included a $2.5 million deferral repayment from a cash-basis of accounting tenant;
- Deferral repayments of $1.9 million in Q2 2025 compared to $4.7 million (inclusive of the previously noted $2.5 million repayment) in Q2 2024 and $2.0 million in Q1 2025. The Q2 2025 deferral repayments included approximately $1.3 million in unscheduled repayments; and
- Interest income and other revenue of $6.1 million in Q2 2025 compared to $5.7 million in the prior year period and $6.5 million in Q1 2025. The sequential decline from Q1 2025 was primarily driven by mortgage loan paydowns of approximately $24 million.

Senior Housing Operating Portfolio (SHOP) [1]

- Q2 2025 NOI of $3.8 million increased 29.4% compared to the prior year period and 23.8% sequentially;
- Q2 2025 SHOP NOI margin of 26.9% increased 480 bps compared to the prior year period and sequentially. NOI benefitted by approximately $0.2 million in non-recurring items during Q2 2025;
- Average Q2 2025 occupancy of 89.1% increased 210 bps year-over-year and declined 10 bps sequentially;
- Revenue per Occupied Room ("RevPOR") of $3,071 in Q2 2025 was up 3.7% year-over-year and 2.1% sequentially; and
- NHI continues to estimate 12% - 15% NOI growth for 2025.

Balance Sheet [1]

- Net Debt to Adjusted EBITDA at an annualized 3.9x is below the low end of NHI's target range of 4.0x – 5.0x;
- During the quarter, NHI settled approximately 0.8 million shares for proceeds of $58.0 million and sold approximately 1.3 million shares on a forward basis for net proceeds of approximately $93.2 million;
- The Company had approximately 1.4 million shares available to settle under ATM forward sales agreements for proceeds of approximately $102.3 million at June 30, 2025;
- Total liquidity of approximately $758.7 million at June 30, 2025; and
- During the quarter, NHI retired all of its secured debt for $75.7 million including accrued interest.

Portfolio Activity

- Effective August 1, 2025, NHI transitioned 6 properties to SHOP with a new operator and added one property to an existing SHOP JV with Discovery Senior Living ("Discovery") which cumulatively adds approximately $8.75 million in annualized SHOP NOI;
- Announced 2025 YTD investments totaling $174.9 million at an average initial yield of approximately 8.2%;
- NHI has signed LOIs totaling $129.9 million at an average initial yield of 8.0% including approximately $74 million in SHOP;
- NHI is currently evaluating a pipeline of investment opportunities valued at approximately $343.0 million including SHOP properties (excluding portfolio investments).

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Updated 2025 Guidance

NHI NATIONAL HEALTH INVESTORS

2025 Guidance Midpoints [1]

(in millions except per share amounts)	As of May-25 Midpoint	As of Aug-25 Midpoint
Net income attributable to common stockholders	**$ 144.9**	**$ 134.0**
Adjustments to NAREIT Funds From Operations (FFO)		
Depreciation (net) [2]	75.7	76.9
Gains on sales (net) and impairments of real estate	(1.1)	(0.2)
NAREIT FFO	**$ 219.5**	**$ 210.7**
Adjustments to Normalized Funds From Operations (NFFO)		
Non-cash write-offs of straight-line receivable	-	12.2
Other [3]	75.7	2.8
NFFO	**$ 221.3**	**$ 225.6**
Adjustments to Funds Available for Distribution (FAD)		
Straight-line revenue and lease incentive amortizations (net) [2]	(3.0)	(2.7)
Equity method investment adjustments	(2.7)	(3.5)
Equity method investment non-refundable fees received	1.8	2.0
Non-cash stock-based compensation	5.5	5.6
SHOP [2] and equity method investment recurring capital expenditures	(2.0)	(2.4)
Transaction costs	1.2	1.2
Other [4]	2.9	3.1
FAD	**$ 225.1**	**$ 228.9**
Weighted average diluted common shares	47.0	47.0
NAREIT FFO per diluted common share	$ 4.67	$ 4.48
NFFO per diluted common share	$ 4.71	$ 4.80

1 Refer to Appendix for definitions and relevant non-GAAP reconciliations
2 Net of amounts attributable to non-controlling interests
3 Includes estimated proxy contest expenses of $1.6 million and loss on operations transfer
4 Includes credit loss reserve, non-real estate deprecation (net) and amortizations associated with debt facilities

2025 Guidance Assumptions & Considerations

NHI's 2025 annual guidance includes the following assumptions:

- $105 million in unidentified new investments at an initial average yield of 8.1%;
- Continued rent concessions, asset dispositions and loan repayments;
- Continued fulfillment of existing commitments;
- $0.8 million in lower expected cash rental revenue from Discovery net of deferred rent recoveries;
- Same store SHOP NOI annual growth in a range of 13% - 16%;
- SHOP conversion NOI in a range of $3.6 million - $3.7 million;
- Additional SHOP conversion routine capex of $0.5 million; and
- Continued collection of deferred rents.

In addition to the assumptions listed above, NHI's guidance range is based on several other assumptions, many of which are outside the Company's control and all of which are subject to change. The guidance range may change if actual results vary from these assumptions.



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Investment Overview 5 • Recent SHOP conversions have excellent growth profile • Capex program supports organic growth and adds value to owned real estate • Strong operator performance drives improved coverage and continued deferral repayments • Significant upside opportunity with potential SHOP performance improvement • Margin expansion potential driven by stabilized occupancy and rate growth • Expect 2025 same store SHOP NOI growth of 13% - 16% • Leverage below 4.0x – 5.0x net debt to adjusted EBITDA range • Significant investment capacity on revolver and ATM • Closed $412.4 million in 2024/2025 YTD investments, $129.9 million in signed LOIs, and a $343.0 million pipeline • Supply of senior housing inventory is growing at less than 1.0% and slowing as new starts are more than 60% below historical average • Demand is surging as 85+ population growth expected to accelerate over the next 15 years Active Management Creates Multiple Avenues for Organic Growth Significant Potential Organic Growth in SHOP Platform Financial Strength Positions NHI for External Growth Strong Industry Dynamics Support Long Term Growth 1 1 University of Virginia’s Weldon Cooper Center for Public Service; National Investment Center for Senior Housing & Care (“NIC”); NIC data is from NICMAP Primary & Secondary markets through 2Q 2025.

Senior Housing Operating Portfolio (SHOP) Opportunity

(dollars in thousands except RevPOR)

NATIONAL HEALTH INVESTORS

Significant Organic NOI Upside in Same Store SHOP Portfolio

- **SHOP Upside**: NHI continues to view the current SHOP portfolio as a source of significant organic growth as the NOI margin improves toward more historic levels achieved. With occupancy nearing stabilization, NHI has been targeting RevPOR growth in recent quarters. The early results are encouraging as Q2 2025 RevPOR was the highest recorded since the 15-property portfolio transitioned to SHOP in April 2022. ***The Company increased its same store NOI growth to a range of 13% - 16 % in 2025 with significant upside for multiple years.***
  - **Occupancy**: Q2 2025 occupancy improved 210-bps year-over-year 89.1%;
  - **RevPOR**: Q2 2025 RevPOR[1] increased by 370-bps year-over-year to $3,071; and
  - **NOI**: Q2 2025 SHOP NOI[2] increased 29.4% year-over-year to approximately $3.8 million. The SHOP NOI margin[4] increased by 480-bps year-over-year to 26.9%.

	2021[5]	2022[5]	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2024	Q1 2025	Q2 2025
Properties	15	15	15	15	15	15	15	15	15	15	15	15	15	15
Units	1,730	1,731	1,734	1,734	1,734	1,733	1,734	1,732	1,732	1,732	1,732	1,732	1,732	1,732
Occupancy	78.9 %	76.7 %	75.2 %	75.5 %	79.0 %	83.2 %	78.2 %	85.3 %	87.0 %	88.6 %	89.4 %	87.6 %	89.2 %	89.1 %
RevPOR	$ 3,020	$ 3,008	$ 2,989	$ 3,004	$ 3,010	$ 2,995	$ 2,999	$ 2,988	$ 2,962	$ 2,989	$ 3,014	$ 2,990	$ 3,008	$ 3,071
Resident Fees	$ 49,469	$ 47,940	$ 11,700	$ 11,793	$ 12,367	$ 12,950	$ 48,809	$ 13,256	$ 13,390	$ 13,771	$ 14,004	$ 54,421	$13,939	$14,217
Operating Expenses[3]	(28,898)	(34,010)	(9,215)	(9,094)	(9,428)	(9,417)	(37,154)	(9,668)	(9,773)	(10,065)	(10,059)	(39,564)	(10,162)	(9,687)
Management Fees[3]	(2,473)	(2,396)	(584)	(588)	(616)	(645)	(2,433)	(646)	(664)	(679)	(697)	(2,685)	(691)	(709)
SHOP NOI[2]		$ 11,535	$ 1,901	$ 2,111	$ 2,322	$ 2,888	$ 9,222	$ 2,942	$ 2,953	$ 3,027	$ 3,248	$ 12,170	$ 3,086	$ 3,821
SHOP NOI Margin[4]	36.6 %	24.1 %	16.2%	17.9%	18.8%	22.3%	18.9 %	22.2%	22.1%	22.0%	23.2%	22.4%	22.1%	26.9%

Significant incremental SHOP NOI margin opportunity

1 RevPOR calculated by dividing resident fees by (units multiplied by occupancy %).
2 Refer to Appendix for definitions and relevant non-GAAP reconciliations.
3 The sum of operating expenses and management fees reflect the total reported senior housing operating expenses. Management fees reflect 5.0% of resident fees as disclosed in the Company's senior housing operating portfolio structure.
4 SHOP NOI margin calculated by dividing each respective quarter SHOP NOI by each quarter resident revenue.
5 Shaded area reflects periods of operations under different managers prior to the April 1, 2022, SHOP formation and are provided for illustrative purposes. Refer to Appendix for definitions and relevant non-GAAP reconciliations.

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Senior Housing Operating Portfolio (SHOP) Opportunity 7 SHOP-15 v. NIC MAP Average Rent: Q2 2022 – Q2 2025 SHOP-15 v. NIC MAP Occupancy: Q2 2022 – Q2 2025 Focus on occupancy growth has SHOP performance in-line with the industry: • SHOP occupancy dropped following the portfolio’s initial transition on April 1, 2025, following several years of under-investment and three manager changes within a 12-month period • SHOP occupancy reached a low of 75.2% in Q1 2023 and has been rapidly improving since that time as the Company prioritized occupancy growth • In Q2 2025, SHOP recorded occupancy of 89.1% which represented a 210-bps year-over-year improvement and only slightly below freestanding IL industry occupancy of 89.5% Strategic priority now includes greater focus on pricing to drive revenue growth: • As SHOP occupancy has gained near parity with industry occupancy, the Company’s focus has prioritized RevPOR to drive revenue growth • Since Q2 2022, the average rent in the industry has grown at a CAGR of 7.4% to $3,835 per month which compares to the NHI SHOP RevPOR growth of 0.6% and $3,071 per month • SHOP is registering early gains in the RevPOR as the Q2 2025 result increased 3.7% compared to the year earlier period and 2.1% compared to Q2 2025 • Given the disparity in SHOP RevPOR compared to industry average rent, we believe there is considerable room for rent growth over several years Source: National Investment Center for Senior Housing & Care (“NIC”); data is from NICMAP Freestanding Independent Living Secondary markets 70.0% 75.0% 80.0% 85.0% 90.0% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Senior Housing Operating (SHOP) NIC MAP® Freestanding IL Secondary Markets $2,800 $3,000 $3,200 $3,400 $3,600 $3,800 $4,000 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Senior Housing Operating (SHOP) NIC MAP® Freestanding IL Secondary Markets

Multiple Avenues for Organic Growth 8 • SHOP Conversions • Effective August 1, 2025, NHI transitioned six properties formerly leased to Discovery to a SHOP portfolio managed by Sinceri Senior Living (“Sinceri”) • Effective August 1, 2025, NHI expanded its SHOP joint venture with Discovery by adding one property in Tulsa, OK that was previously leased to Discovery • SHOP conversions are expected to add $3.6 million - $3.7 million to 2025 SHOP NOI, or $8.6 million - $8.9 million on an annualized basis • SHOP conversions expected to have a strong double-digit growth profile in 2026 • Rent Resets and Continued Deferral Repayments • Board’s Special Committee is actively engaged with management on the NHC master lease, which matures on December 31, 2026, to create shareholder value • Pandemic related deferral repayments continue to exceed expectations and provide opportunity for future shareholder value creation • NHI collected $11.2 million in deferral repayments during 2024 and approximately $4.0 million in YTD in 2025 • Bickford repaid $1.2 million in Q2 2025 and still has an outstanding balance of approximately $10.4 million at June 30, 2025; Bickford’s strong lease coverage (see slide 9) is a benefit as April 2026 rent reset approaches • NHI expects to collect Discovery’s outstanding deferral balance as part of the lease termination on six properties transitioned to Sinceri on August 1, 2025 • Internal Investments • Board of Directors approved $25.0 million during the first quarter of 2024 for additional investment in existing leased properties; Investments are expected to be funded within two years of project approval • Qualifying projects designed to assist current tenants with improving property level NOI • Investments earn a return of no less than 8.0% and are recognized through additional rental income • At June 30, 2025, $19.6 million has been committed and $7.5 million has been funded SHOP Conversions, Internal Investment, and Rent Resets Create Incremental Organic Growth Opportunities (dollars in thousands)

Senior Housing - Need Driven Fundamentals Stabilizing 9 • The Senior Housing – Need Driven leased portfolio represents approximately 33% of annualized adjusted NOI including approximately 12% from the Bickford leased portfolio and 20% from other Need Driven operators. EBITDARM coverage for this group continues to have the lowest coverage though is much improved through optimization efforts. Coverage excluding Bickford was 1.29x in the most recent period measured compared to a low of 0.76x in 2021 when the portfolio optimization began. • Dispositions: Since 2021 through the end of 2024, NHI disposed of 48 underperforming senior housing properties. At June 30, 2025, NHI had no properties held for sale. • Stabilizing fundamentals: As displayed in the charts below, Need Driven operators have substantially improved operating fundamentals resulting in improved occupancy, greater coverage, fewer deferrals and higher repayments. Excluding Bickford, approximately $11.6 million from eight operators has been repaid to date. • Bickford: Occupancy moved 20 bps higher sequentially to 85.2% in Q2 2025; Bickford’s pro forma EBITDARM coverage was a healthy 1.66x through March 31, 2025. Including the impact of approximately $4.8 million in deferral repayments over the trailing twelve months ended March 31, 2025, Bickford’s coverage was still healthy at 1.46x. Senior Housing – Need Driven Main Optimization Focus Coverage represents EBITDARM coverage for the TTM period ending in the period specified. Deferrals exclude any incentives granted operators. Occupancy represents average quarterly occupancy for the period specified. 77.8% 80.2% 83.3% 85.0% 83.8% 83.0% 84.9% 84.2% 82.0% 81.8% 84.0% 85.1% 85.8% 85.4% 86.2% 87.3% 85.0% 85.2% 72.0% 74.0% 76.0% 78.0% 80.0% 82.0% 84.0% 86.0% 88.0% 90.0% $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Bickford (dollars in '000s) Repayments Occupancy 0.79x 0.76x 0.76x 0.79x 0.87x 0.91x 0.96x 1.00x 1.07x 1.09x 1.13x 1.16x 1.15x 1.15x 1.22x 1.23x 1.29x 0.00x 0.20x 0.40x 0.60x 0.80x 1.00x 1.20x 1.40x $(1,000) $(500) $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Need Driven excluding Bickford (dollars in '000s) Deferrals Repayments Coverage

Asset Diversification Creates Stronger Portfolio 10 The Senior Housing – Need Driven portfolio has experienced significant coverage improvement since the start of the portfolio optimization in 2021. The SNF and Discretionary (largely CCRC) portfolios which generate ~58% of adjusted NOI have proved resilient throughout. Coverage represents EBITDARM coverage for the TTM period ending in the period specified. 0.60x 0.80x 1.00x 1.20x 1.40x 1.60x 1.80x 1Q 2 02 1 2Q 2 02 1 3Q 2 02 1 4Q 2 02 1 1Q 2 02 2 2Q 2 02 2 3Q 2 02 2 4Q 2 02 2 1Q 2 02 3 2Q 2 02 3 3Q 2 02 3 4Q 2 02 3 1Q 2 02 4 2Q 2 02 4 3Q 2 02 4 4Q 2 02 4 1Q 2 02 5 EBITDARM Coverage Senior Housing - Need Driven Bickford Need Driven ex. Bickford 0.60x 1.10x 1.60x 2.10x 2.60x 3.10x 3.60x 1Q 2 02 1 2Q 2 02 1 3Q 2 02 1 4Q 2 02 1 1Q 2 02 2 2Q 2 02 2 3Q 2 02 2 4Q 2 02 2 1Q 2 02 3 2Q 2 02 3 3Q 2 02 3 4Q 2 02 3 1Q 2 02 4 2Q 2 02 4 3Q 2 02 4 4Q 2 02 4 1Q 2 02 5 EBITDARM Coverage Senior Housing - Discretionary Skilled Nursing

2025 Investments: Closed $174.9 million at an average initial yield of 8.2% Recent Developments and Pipeline Significant Pipeline Creates Pathway for External Growth Opportunities 11 (dollars in millions) 1 Represents contractual rent or interest / purchase price. 2 Property acquired in a deed in lieu of foreclosure transaction to satisfy the repayment of a $10.0 million mortgage note receivable. 3 Investment funded partially with the satisfaction of a construction loan and mortgage which contained purchase options for NHI. Investment History with New & Existing Relationships Date Tenant / Borrower Investment Type Yield 1 Investment 2Q 2025 Encore Senior Living Construction loan 9.00% $ 28.0 2Q 2025 Agemark Senior Living Lease 8.00% 63.5 1Q 2025 Senior Living Hospitality Loan 9.00% 1.9 1Q 2025 Mainstay 2 Lease 8.00% 8.6 1Q 2025 Vizion Loan 9.15% 5.4 1Q 2025 Juniper Communities Lease 7.95% 46.3 1Q 2025 Generations Lease 8.00% 21.2 YTD 2025 8.20% $ 174.9 4Q 2024 William James Group Lease 8.50% $ 6.9 4Q 2024 CFG Corporate loan 10.00% 25.0 4Q 2024 Spring Arbor Senior Living Lease 8.23% 121.3 3Q 2024 Sanders Clearsky Construction loan 9.00% 27.7 2Q 2024 Encore Senior Living 3 Lease 8.25% 32.1 2Q 2024 Compass Senior Living Mortgage loan 8.50% 9.5 1Q 2024 Carriage Crossing Mortgage loan 8.75% 15.0 Total 2024 8.56% $ 237.5 Total 8.40% $ 412.4 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 New Existing Yield Pipeline: Approximately $343.0 million including SHOP (excluding portfolio deals) Signed LOIs: $129.9 million at an average yield of 8.0% including $74 million in SHOP

Financial Strength Positions NHI for Potential Accretive External Growth

(dollars in millions)

NATIONAL HEALTH INVESTORS

Strong Balance Sheet Provides Ample Liquidity for Investment

- NHI's current leverage at 3.9x is below its target leverage of 4.0x – 5.0x net debt to adjusted EBITDA as recent acquisitions have been funded largely equity
- Total liquidity of approximately $758.7 million includes:
  - Approximately 1.4 million shares available to settle under ATM forward sales agreements for proceeds of approximately $102.3 million
  - Approximately $322.0 million of available revolver capacity and an incremental $315.8 million on the ATM
- Investment grade ratings and "stable" outlooks from Moody's, S&P Global, and Fitch

Liquidity as of June 30, 2025

Cash and Restricted Cash	$	18.6
Credit Facility Availability		322.0
Equity available under ATM forward sale agreements		102.3
ATM assuming settlement of ATM forward sale agreements		315.8
Total Liquidity	$	758.7

Debt Maturity Schedule



Private Placement
Term Loan
Line of Credit
Senior Notes
Available Line of Credit
$250
$200
$50
$-
$100
$100
$700
$322
$378
$-
$-
$400
$400
2025
2026
2027
2028
2029
2030
2031

Net Debt to Annualized Adjusted EBITDA [1]



5.1x
4.8x
4.9x
4.9x
4.0x
4.5x
4.7x
4.6x
4.6x
4.4x
4.4x
4.4x
4.2x
4.4x
4.1x
4.1x
3.9x
2Q21
4Q21
2Q22
4Q22
2Q23
4Q23
2Q24
4Q24
2Q25

[1] Refer to Appendix for definitions and relevant non-GAAP reconciliations.

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Optimization Creating More Invested Capital Efficiency 13 Optimization Improved ROIC • Pandemic impacts start in late 2020 with first rent concessions granted • Dispositions of underperforming properties begins in 2Q21 and included 48 senior housing properties and seven SNFs • Bickford rent reset and SHOP formation at the beginning of 2Q22 • ROIC improving as dispositions of underperforming assets slow and Normalized FAD stabilizes on solid collections, deferral repayments, limited new concessions, and improving SHOP performance • 2Q25 ROIC at 8.25% exceeds NHI’s weighted average cost of capital Re tu rn o n In ve st ed C ap ita l Refer to Appendix for definitions and relevant non-GAAP reconciliations. 8.33% 8.27% 8.16% 8.04% 7.92% 7.69% 7.53% 7.30% 7.16% 7.47% 7.58% 7.72% 7.80% 7.65% 7.81% 7.94% 8.05% 8.28% 8.29% 8.34% 8.27% 8.25% 6.00% 6.50% 7.00% 7.50% 8.00% 8.50% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25

5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 1Q 20 08 3Q 20 08 1Q 20 09 3Q 20 09 1Q 20 10 3Q 20 10 1Q 20 11 3Q 20 11 1Q 20 12 3Q 20 12 1Q 20 13 3Q 20 13 1Q 20 14 3Q 20 14 1Q 20 15 3Q 20 15 1Q 20 16 3Q 20 16 1Q 20 17 3Q 20 17 1Q 20 18 3Q 20 18 1Q 20 19 3Q 20 19 1Q 20 20 3Q 20 20 1Q 20 21 3Q 20 21 1Q 20 22 3Q 20 22 1Q 20 23 3Q 20 23 1Q 20 24 3Q 20 24 1Q 20 25 Senior Housing: Rolling 4-Quarter Units Started Favorable Industry Dynamics: A Pathway For Long Term Growth 14 Supply Growth is Slowing Inventory growth across the care continuum below 1% is at a historic low New starts in Q2 2025 were the lowest ever recorded and 64% below the historical average Source: National Investment Center for Senior Housing & Care (“NIC”); data is from NICMAP Primary & Secondary markets through 2Q 2025. 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 1Q 20 09 3Q 20 09 1Q 20 10 3Q 20 10 1Q 20 11 3Q 20 11 1Q 20 12 3Q 20 12 1Q 20 13 3Q 20 13 1Q 20 14 3Q 20 14 1Q 20 15 3Q 20 15 1Q 20 16 3Q 20 16 1Q 20 17 3Q 20 17 1Q 20 18 3Q 20 18 1Q 20 19 3Q 20 19 1Q 20 20 3Q 20 20 1Q 20 21 3Q 20 21 1Q 20 22 3Q 20 22 1Q 20 23 3Q 20 23 1Q 20 24 3Q 20 24 1Q 20 25 Inventory Growth Senior Housing Independent Living Assisted Living

5.7 6.3 7.6 10.8 2010 2020 2030E 2040E U.S. 85+ Population (in millions) Favorable Industry Dynamics: A Pathway For Long Term Growth 15 Source: University of Virginia’s Weldon Cooper Center for Public Service; National Investment Center for Senior Housing & Care (“NIC”); NIC data is from NICMAP Primary & Secondary markets through 2Q 2025. The 85+ population growth is expected to accelerate to 1.9% by 2030 and 3.5% in the following decade Absorption remains well above historic averages resulting in the highest ever number of occupied senior housing units Demand Growth is Surging -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 1Q 20 09 3Q 20 09 1Q 20 10 3Q 20 10 1Q 20 11 3Q 20 11 1Q 20 12 3Q 20 12 1Q 20 13 3Q 20 13 1Q 20 14 3Q 20 14 1Q 20 15 3Q 20 15 1Q 20 16 3Q 20 16 1Q 20 17 3Q 20 17 1Q 20 18 3Q 20 18 1Q 20 19 3Q 20 19 1Q 20 20 3Q 20 20 1Q 20 21 3Q 20 21 1Q 20 22 3Q 20 22 1Q 20 23 3Q 20 23 1Q 20 24 3Q 20 24 1Q 20 25 Absorption Senior Housing Independent Living Assisted Living

Appendix: Definitions 16 ADJUSTED EBITDA & EBITDARM NHI considers Adjusted EBITDA to be an important supplemental measure because it provides information which is used to evaluate the Company’s performance and serves as an indication of the ability to service debt. NHI defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions and certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing Adjusted EBITDA for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write- downs. Adjusted EBITDA also includes NHI’s proportionate share of unconsolidated equity method investments presented on a similar basis. Since others may not use the Company’s definition of Adjusted EBITDA, caution should be exercised when comparing NHI’s Adjusted EBITDA to that of other companies. EBITDARM is earnings before interest, taxes, depreciation, amortization, rent and management fees. ADJUSTED NET OPERATING INCOME Adjusted net operating income (“Adjusted NOI”) is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. We define Adjusted NOI as total revenues, less straight-line revenue, less corporate interest income, less tenant reimbursements and property operating expenses, and adjusted for non-cash revenue items including, but not limited to, amortization of commitment fees, deferred financing costs and original issue discounts and lease incentive amortization. We believe Adjusted NOI provides investors relevant and useful information as it measures the operating performance of our properties at the property level on an unleveraged basis. We use adjusted NOI to make decisions about resource allocations and to assess the property level performance of our properties. FAD PAYOUT RATIO The Funds Available for Distribution (FAD) payout ratio is a metric used in the REIT (Real Estate Investment Trust) industry to gauge the percentage of FAD that a company distributes to shareholders as dividends. The FAD payout ratio is calculated by dividing the company’s accrued dividends payable to shareholders by its FAD for the period indicated. NET OPERATING INCOME Net operating income (“NOI”) is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. NHI defines NOI as total revenues, less tenant reimbursements and property operating expenses. The Company believes NOI provides investors relevant and useful information as it measures the operating performance of properties at the property level on an unleveraged basis. NHI uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. NAREIT FUNDS FROM OPERATIONS (FFO) FFO per share, as defined by the National Association of Real Estate Investment Trusts (NAREIT) and applied by us, is calculated using the two-class method with net income allocated to common stockholders and holders of unvested restricted stock by applying the respective weighted-average shares outstanding during each period. The calculation of FFO begins with net income attributable to common stockholders (computed in accordance with GAAP), and excludes gains (or losses) from sales of real estate property, impairments of real estate, and real estate depreciation and amortization after adjusting for unconsolidated partnerships and joint ventures, if any. Diluted FFO per share assumes the exercise of stock options and other potentially dilutive securities.

Appendix: Definitions 17 NAREIT FUNDS FROM OPERATIONS (FFO) FFO per share, as defined by the National Association of Real Estate Investment Trusts (NAREIT) and applied by us, is calculated using the two-class method with net income allocated to common stockholders and holders of unvested restricted stock by applying the respective weighted-average shares outstanding during each period. The calculation of FFO begins with net income attributable to common stockholders (computed in accordance with GAAP) and excludes gains (or losses) from sales of real estate property, impairments of real estate, and real estate depreciation and amortization after adjusting for unconsolidated partnerships and joint ventures, if any. Diluted FFO per share assumes the exercise of stock options and other potentially dilutive securities. NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO) Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of non-real estate assets and liabilities, and recoveries of previous write-downs. FFO and Normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue. NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (FAD) Normalized FAD is an important supplemental performance measure for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our senior unsecured notes and debt issuance costs to be amortized as non-cash adjustments to earnings. We also adjust Normalized FAD for the net change in our allowance for expected credit losses, non-cash stock-based compensation as well as certain noncash items related to our equity method investments such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD is an important supplemental measure of liquidity for a REIT as a useful indicator of the ability to distribute dividends to stockholders. OCCUPANCY Occupancy is the average percentage of all units in our SHOP segment that are occupied during the time period described. NHI defines occupancy as the average number of units occupied in any given time period divided by the total number of available units. RETURN ON INVESTED CAPITAL (ROIC) ROIC is a performance metric that intends to measure the percentage return earned on capital invested by a company. NHI calculates ROIC as TTM Normalized FAD plus contractual interest divided by the average of total assets plus accumulated deprecation less straight-line rent receivable over the TTM period. RevPOR RevPOR is the average monthly revenue generated by occupied units in the SHOP segment. NHI defines RevPOR as monthly resident fees and services revenue divided the number of monthly occupied units.

Reconciliations: FFO, Normalized FFO, Normalized FAD

NATIONAL HEALTH INVESTORS

(unaudited, $ in thousands, except share and per share amounts)	Q2 2025	Q2 2024	Q1 2025
Net income attributable to common stockholders	$ 36,938	$ 35,227	$ 34,113
Elimination of certain non-cash items in net income:			
Real estate depreciation	19,477	17,276	18,764
Real estate depreciation related to noncontrolling interests	(414)	(411)	(413)
Gains on sales of real estate, net	(110)	(1,517)	(114)
Impairments of real estate	-	654	-
NAREIT FFO attributable to common stockholders	**55,891**	**51,229**	**52,350**
Proxy contest and related	1,308	-	264
Normalized FFO attributable to common stockholders	**57,199**	**51,229**	**52,614**
Non-cash lease revenue adjustments, net	(460)	(622)	(824)
Non-real estate depreciation, net	377	181	338
Amortization of debt issuance costs and discounts, net	939	873	974
Adjustments related to equity method investments, net	(1,907)	(847)	(680)
Recurring capital expenditures, net	(495)	(472)	(439)
Equity method investment non-refundable entrance fees	623	299	310
Note receivable credit loss expense (benefit)	(1,393)	452	(14)
Non-cash stock-based compensation	1,071	686	2,558
Transaction costs	-	-	1,164
Normalized FAD attributable to common stockholders	**$ 55,957**	**$ 51,779**	**$ 56,001**
BASIC			
Weighted average common shares outstanding	46,691,953	43,397,080	45,720,496
NAREIT FFO attributable to common stockholders per share	$ 1.20	$ 1.18	$ 1.15
Normalized FFO attributable to common stockholders per share	$ 1.23	$ 1.18	$ 1.15
DILUTED			
Weighted average common shares outstanding	46,822,465	43,563,654	45,878,528
NAREIT FFO attributable to common stockholders per share	$ 1.19	$ 1.18	$ 1.14
Normalized FFO attributable to common stockholders per share	$ 1.22	$ 1.18	$ 1.15

18

Reconciliations: Net Operating Income & Adjusted NOI 19 Three Months Ended June 30, (unaudited, dollars in thousands) 2025 2024 Net Income $ 36,689 $ 34,952 Interest 15,001 14,854 Gains on sales of real estate (110) (1,517) (Gain) loss from equity method investment (1,524) (236) Franchise, excise and other taxes 243 47 Legal 1,095 165 Loan and realty gains (losses) (1,393) 1,106 General and administrative 6,125 4,870 Depreciation 19,918 17,490 Proxy and related 1,308 - Consolidated NOI $ 77,352 $ 71,731 Straight-line revenue (1,034) (1,213) Amortization of lease incentives 725 723 Amortization of commitment fees and discounts (121) 308 Non-segment/Corporate (35) 76 Adjusted NOI $ 76,887 $ 71,625

Reconciliations: SHOP NOI 20 ($ in thousands) 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 2024 Q1 2025 Q2 2025 Total revenues $ 35,796 $ 11,700 $ 11,793 $ 12,367 $ 12,950 $ 48,809 $ 13,256 $ 13,390 $ 13,771 $ 14,004 $ 54,421 $ 13,939 $ 14,217 Labor (16,165) (4,227) (4,200) (17,166) (4,299) (4,324) Dietary (3,763) (1,004) (1,075) (4,287) (1,045) (1,104) Utilities (3,537) (933) (913) (3,887) (1,097) (940) Taxes and insurance (5,889) (1,550) (1,682) (6,412) (1,538) (1,413) Other senior housing operating expenses (28,193) (9,799) (9,682) (10,045) (10,062) (10,233) (2,600) (2,567) (10,744) (10,756) (10,499) (2,874) (2,615) NOI 7,603 1,901 2,111 2,322 2,888 9,222 2,942 2,953 3,027 3,248 12,170 3,086 3,821 Depreciation (6,408) (2,227) (2,239) (2,292) (2,400) (9,158) (2,437) (2,490) (2,591) (2,639) (10,157) (2,758) (2,811) Net income (loss) $ 1,195 $ (326) $ (128) $ 30 $ 488 $ 64 $ 505 $ 463 $ 436 $ 609 $ 2,013 $ 328 $ 1,010

Reconciliations: Adjusted EBITDA 21 Three Months Ended June 30, (unaudited, dollars in thousands) 2025 2024 Net income $ 36,689 $ 34,952 Interest expense 15,001 14,854 Franchise, excise, and other taxes 243 47 Depreciation 19,918 17,490 Gains on sales of real estate, net (110) (1,517) Notes receivable credit loss (benefit) expense (1,393) 452 Impairments of real estate - 654 Adjusted EBITDA $ 70,348 $ 66,932 Interest expense at contractual rates $ 14,062 $ 14,0029 Principal payments 110 105 Fixed Charges $ 14,172 $ 14,134 Fixed Charge Coverage 5.0x 4.7x Net Debt to Adjusted EBITDA Consolidated Total Debt $ 1,118,835 Less: cash and cash equivalents (18,640) Consolidated Net Debt $ 1,110,195 Adjusted EBITDA $ 70,348 Annualizing Adjustment 211,044 Annualized impact of recent investments - $ 281,392 Consolidated Net Debt to Adjusted EBITDA 3.9x

Reconciliations: Adjusted EBITDA

NHI NATIONAL HEALTH INVESTORS

(dollars in thousands)	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q4 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Net income	$ 39,230	$ 30,849	$ 6,505	$ 8,246	$ 21,466	$ 34,230	$ 1,558	$ 34,183	$ 39,448	$ 29,033	$ 31,718	$ 30,657	$ 34,952	$ 28,242	$ 42,788	$ 33,817	$ 36,689
Interest expense	12,840	12,715	12,282	10,198	10,862	11,412	12,445	14,027	14,194	15,086	14,852	14,869	14,854	14,939	15,241	14,337	15,001
Franchise, excise and other taxes	232	244	79	244	225	225	150	183	258	2	7	(187)	47	83	94	269	243
Depreciation	20,658	20,035	19,299	18,272	17,772	17,533	17,303	17,617	17,730	17,515	17,112	17,505	17,490	17,768	18,680	19,157	19,918
Unconsolidated EBITDA	798	678	678	678	713	713	917	495	706	583	583	719	-	-	-	-	-
NR credit loss expense	1,221	(37)	(185)	(76)	(47)	1,803	8,676	(756)	55	786	(351)	10	452	3,434	745	(14)	(1,393)
Other items	(6,484)	1,880	23,075	23,913	18,444	(4,332)	18,234	(3,559)	(11,182)	436	(1,221)	686	(863)	(102)	819	494	(110)
Adjusted EBITDA	$ 68,495	$ 66,364	$ 61,733	$ 61,475	$ 69,435	$ 61,584	$ 59,283	$ 62,190	$ 61,208	$ 63,441	$ 62,700	$ 64,259	$ 66,932	$ 64,364	$ 67,146	$ 68,060	$ 70,348
Total debt	$ 1,434,744	$ 1,285,287	$ 1,242,883	$ 1,249,044	$ 1,104,495	$ 1,114,999	$ 1,147,511	$ 1,176,014	$ 1,134,815	$ 1,144,438	$ 1,135,051	$ 1,139,266	$ 1,136,035	$ 1,136,302	$ 1,146,041	$ 1,262,985	$ 1,118,835
Cash and equivalents	(32,544)	(48,393)	(37,412)	(36,121)	(43,435)	(28,811)	(19,291)	(13,875)	(17,411)	(16,579)	(22,347)	(11,357)	(14,766)	(15,550)	(24,289)	(135,004)	(18,640)
Net debt	$ 1,402,200	$ 1,236,894	$ 1,205,471	$ 1,212,923	$ 1,061,060	$ 1,086,188	$ 1,128,220	$ 1,162,139	$ 1,117,404	$ 1,127,859	$ 1,112,704	$ 1,127,909	$ 1,121,269	$ 1,120,752	$ 1,1221,752	$ 1,127,981	$ 1,100,195
Annualized EBITDA	$ 273,981	$ 265,456	$ 246,932	$ 245,900	$ 277,741	$ 246,334	$ 237,131	$ 248,760	$ 244,832	$ 253,765	$ 250,801	$ 257,035	$ 267,728	$ 257,456	$ 268,584	$ 272,240	$ 281,392
Impact of recent investments	(953)	(7,915)	(2,364)	(42)	(11,792)	(2,752)	682	2,086	(2,429)	473	(107)	85	2,341	(194)	3,717	4,798	-
Adjusted annualized EBITDA	$ 273,028	$ 257,541	$ 244,568	$ 245,858	$ 265,949	$ 243,582	$ 237,813	$ 250,846	$ 242,403	$ 254,238	$ 250,693	$ 257,121	$ 270,069	$ 257,262	$ 272,301	$ 277,038	$ 281,392
Net Debt / Adj. EBITDA	5.1x	4.8x	4.9x	4.9x	4.0x	4.5x	4.7x	4.6x	4.6x	4.4x	4.4x	4.4x	4.2x	4.4x	4.1x	4.1x	3.9x

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Reconciliations: ROIC

(dollars in thousands)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22
Total Assets	$ 3,166,971	$ 3,139,273	$ 3,120,346	$ 3,183,273	$ 3,077,445	$ 2,912,177	$ 2,838,876	$ 2,802,503	$ 2,587,291	$ 2,508,785
Add: Accumulated Depreciation	555,762	576,605	597,638	618,299	622,943	593,215	576,668	582,175	593,036	599,423
Less: Straight-line Receivable	(89,090)	(92,418)	(95,703)	(98,354)	(97,723)	(99,895)	(96,198)	(94,739)	(79,697)	(81,959)
Invested Capital	$ 3,633,643	$ 3,623,460	$ 3,622,281	$ 3,703,218	$ 3,602,665	$ 3,405,497	$ 3,319,346	$ 3,289,939	$ 3,100,630	$ 3,026,249
Normalized FAD	$ 60,925	$ 60,270	$ 59,003	$ 59,551	$ 52,839	$ 51,173	$ 45,911	$ 52,669	$ 56,279	$ 47,378
Add: Contractual Interest	12,832	11,907	11,537	12,230	12,188	12,085	11,668	9,558	10,262	10,821
FAD before contractual interest	$ 73,757	$ 72,177	$ 70,540	$ 71,781	$ 65,027	$ 63,258	$ 57,579	$ 62,227	$ 66,541	$ 58,199
TTM Invested Capital	$ 3,511,852	$ 3,555,284	$ 3,593,428	$ 3,639,943	$ 3,637,053	$ 3,591,424	$ 3,530,601	$ 3,464,133	$ 3,343,616	$ 3,228,332
TTM Normalized FAD plus contractual interest	$ 290,548	$ 290,094	$ 289,023	$ 288,256	$ 279,525	$ 270,606	$ 257,645	$ 248,091	$ 249,605	$ 244,546
Return on Invested Capital	8.27%	8.16%	8.04%	7.92%	7.69%	7.53%	7.30%	7.16%	7.47%	7.58%

(dollars in thousands)	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25
Total Assets	$ 2,507,424	$ 2,533,230	$ 2,498,495	$ 2,499,090	$ 2,488,480	$ 2,478,125	$ 2,476,912	$ 2,460,090	$ 2,614,371	$ 2,782,885	$ 2,695,959
Add: Accumulated Depreciation	611,688	625,743	638,631	656,155	673,276	690,790	705,829	723,606	742,295	761,462	781,390
Less: Straight-line Receivable	(76,895)	(79,103)	(82,295)	(83,549)	(84,713)	(84,257)	(85,321)	(86,334)	(87,150)	(88,311)	(89,097)
Invested Capital	$ 3,042,217	$ 3,079,870	$ 3,054,831	$ 3,071,696	$ 3,077,043	$ 3,084,659	$ 3,097,420	$ 3,097,362	$ 3,269,516	$ 3,456,036	$ 3,388,251
Normalized FAD	$ 44,712	$ 47,739	$ 44,586	$ 48,171	$ 47,347	$ 50,975	$ 51,780	$ 49,383	$ 52,071	$ 56,001	$ 55,957
Add: Contractual Interest	11,847	13,440	13,612	14,387	14,164	14,088	14,028	14,129	14,066	13,359	14,062
FAD before contractual interest	$ 56,559	$ 61,179	$ 58,198	$ 62,558	$ 61,511	$ 65,063	$ 65,808	$ 63,512	$ 66,137	$ 69,360	$ 70,019
TTM Invested Capital	$ 3,155,676	$ 3,107,781	$ 3,060,759	$ 3,054,973	$ 3,065,131	$ 3,073,620	$ 3,077,130	$ 3,085,636	$ 3,125,200	$ 3,200,999	$ 3,261,717
TTM Normalized FAD plus contractual interest	$ 243,526	$ 242,479	$ 234,136	$ 238,495	$ 243,447	$ 247,329	$ 254,939	$ 255,893	$ 260,518	$ 264,815	$ 269,028
Return on Invested Capital	7.72%	7.80%	7.65%	7.81%	7.94%	8.05%	8.28%	8.29%	8.34%	8.27%	8.25%

23

Appendix: Senior Housing & SNF Dispositions

(dollars in thousands)

	Operator	Units	Properties	Net Proceeds
Q2 2021	Bickford Senior Living [1]	247	6	$39,924
Q3 2021	Holiday Retirement	1,030	9	119,799
Q3 2021	Senior Living Management	131	1	12,847
Q4 2021	Brookdale Senior Living	76	1	11,880
Q4 2021	Senior Living Management	98	1	7,275
Q4 2021	Genesis Healthcare	180	1	3,723
Q1 2022	Vitality Senior Living	135	1	8,302
Q2 2022	Holiday Retirement	83	1	2,990
Q2 2022	Chancellor Health Care	74	2	7,305
Q2 2022	Bickford Senior Living	67	1	3,857
Q2 2022	Comfort Care Senior Living	237	4	40,000
Q2 2022	Bickford Senior Living	171	2	22,102
Q3 2022	Discovery Senior Living	90	1	8,235
Q3 2022	Discovery Senior Living	148	1	8,144
Q1 2023	BAKA Enterprises	120	1	7,478
Q1 2023	Bickford Senior Living	45	1	2,553
Q2 2023	Milestone Retirement	76	2	3,803
Q2 2023	Chancellor Health Care	25	1	2,355
Q2 2023	Chancellor Health Care	64	1	7,633
Q2 2023	Milestone Retirement	25	1	1,602
Q2 2023	Chancellor Health Care	227	1	23,724
Q3 2023	Chancellor Health Care	29	1	2,923
Q4 2023	Senior Living Management [2]	90	3	5,387
Q2 2024	Senior Living Management	64	2	4,658
Q4 2024	Senior Living Management	141	1	9,731
Q4 2024	Bickford Senior Living	28	1	790
	Total Senior Housing	**4,976**	**48**	**$369,020**
Q3 2022	National Healthcare Corp	780	7	43,686
	Total Senior Housing & SNF	**5,756**	**55**	**$412,706**

[1] Excludes $13.0 million second mortgage provided by NHI
[2] Excludes $1.6 million of seller financing provided by NHI

24